Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference in the Statement of Additional Information of our report dated August 18, 2017, on the June 30, 2017 financial statements and financial highlights of Principal Exchange-Traded Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 52 to the Registration Statement under the Securities Act of 1933 (No. 333-201935).

/s/ Ernst & Young LLP

Minneapolis, Minnesota
October 10, 2017